Exhibit 99.1

VBI Press Release

VBI Vaccines Announces New Data Supporting the Manufacture of its Prophylactic CMV Vaccine Candidate

CAMBRIDGE, MA (April 9th, 2015) – VBI Vaccines (Nasdaq: VBIV) (“VBI”) provided an update on the progress of its cytomegalovirus (“CMV”) vaccine development program yesterday at the World Vaccine Congress 2015 in Washington, D.C.

Dr. David E. Anderson, VBI’s Senior Vice President of Research, presented new data from interim yield and purity testing of VBI-1501A, VBI’s prophylactic CMV vaccine candidate, which is now being manufactured in quantities needed for planned toxicology, stability, and clinical studies. A copy of Dr. Anderson’s presentation is available at: http://www.vbivaccines.com/wire/cmv-vaccine-update-wvc-2015.

“The manufacture of VBI-1501A at a 50L production scale will allow us to initiate formal toxicology studies – this is a key next step in advancing towards IND approval and clinical trials,” said Dr. Anderson. “We believe this positive interim data validates our eVLP vaccine platform and its potential utility in creating novel vaccine candidates for CMV and other indications.”

VBI’s eVLP vaccine platform allows for the design of enveloped (“e”) virus-like particle (“VLP”) vaccines. eVLPs are an innovative new class of vaccines that are designed to resemble the structure of viruses, but do not contain any potentially infectious viral material. Because of their structural similarity to viruses found in nature, eVLPs are capable of imparting greater immunity than immunization with the same recombinant target protein alone.

During recent testing, VBI employed electron microscopy to confirm the integrity of the eVLP particles (drug substance) used to create VBI-1501A. A separate in vivo potency assay assessed the consistency and potency of multiple batches of VBI-1501A, with positive interim results. Purity measurements are expected to meet regulatory requirements for clinical evaluation of the vaccine candidate. VBI plans to initiate formal toxicology studies in Q2 2015.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company developing novel technologies that seek to expand vaccine protection in large underserved markets. VBI’s eVLP vaccine platform allows for the design of enveloped (“e”) virus-like particle (“VLP”) vaccines that closely mimic the target virus. VBI’s lead eVLP asset is a prophylactic Cytomegalovirus (“CMV”) vaccine; VBI has initiated work for GMP manufacturing of its CMV candidate for use in formal preclinical and Phase I trials. VBI’s second platform is a thermostable technology that enables the development of vaccines and biologics that can withstand storage or shipment at constantly fluctuating temperatures. VBI has completed proof of concept thermostability studies on a number of vaccine and biologic targets. VBI is headquartered in Cambridge, MA with research facilities in Ottawa, Canada.

Website Home: http://www.vbivaccines.com/

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VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com

VBI Press Release

Company Contact

Jeff Baxter, President and CEO

Phone: (617) 830-3031 x125

Email: ir@vbivaccines.com

Investor Contacts

Robert B. Prag, President

The Del Mar Consulting Group, Inc.

Phone: (858) 361-1786

Email: bprag@delmarconsulting.com

Scott Wilfong, President

Alex Partners, LLC

Phone: (425) 242-0891

Email: scott@alexpartnersllc.com

Forward-Looking Statement Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market, and the availability of funding sources for continued development of such products. Forward-looking statements are based on management’s estimates, assumptions, and projections, and are subject to uncertainties, many of which are beyond the control of VBI. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that potential products that appear promising to VBI cannot be shown to be efficacious or safe in subsequent preclinical or clinical trials, VBI will not obtain appropriate or necessary governmental approvals to market these or other potential products, VBI may not be able to obtain anticipated funding for its development projects or other needed funding, and VBI may not be able to secure or enforce adequate legal protection, including patent protection, for its products. All forward-looking statements included in this press release are made only as of the date of this press release, and VBI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

More detailed information about VBI and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in VBI’s filings with the Securities and Exchange Commission (the “Commission”). VBI urges investors and security holders to read those documents free of charge at the Commission’s Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from VBI. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, VBI undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com

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